                                                                     EXHIBIT 4.2

                     ARRIS GROUP, INC. EMPLOYEE SAVINGS PLAN
              (As Amended and Restated Effective January 1, 1997)

                                TABLE OF CONTENTS

ARTICLE I  THE PLAN...............................................................................................1
   1.1 The Plan...................................................................................................1
   1.2 Applicability of the Plan..................................................................................1
   1.3 Purpose....................................................................................................2

ARTICLE II  DEFINITIONS AND CONSTRUCTION..........................................................................3
   2.1 "Account"..................................................................................................3
   2.2 "Active Participant".......................................................................................3
   2.3 "Affiliate"................................................................................................3
   2.4 "Before-Tax Contributions" and the "Before-Tax Contributions Account"......................................3
   2.5 "Beneficiary"..............................................................................................3
   2.6 "Board of Directors".......................................................................................3
   2.7 "Break in Service".........................................................................................3
   2.8 "Code".....................................................................................................4
   2.9 "Company"..................................................................................................4
   2.10 "Compensation"............................................................................................4
   2.11 "Compensation Reduction Agreement"........................................................................4
   2.12 "Disability" or "Disabled"................................................................................5
   2.13 "Eligible Employee".......................................................................................5
   2.14 "Employee"................................................................................................5
   2.15 "Employer"................................................................................................6
   2.16 "Employer Contributions Account"..........................................................................6
   2.17 "Employer Discretionary Contributions"....................................................................6
   2.18 "Employer Matching Contributions".........................................................................6
   2.19 "ERISA"...................................................................................................6
   2.20 "Excess Deferrals"........................................................................................6
   2.21 "Five-Percent Owner"......................................................................................6
   2.22 "Fund"....................................................................................................6
   2.23 "Highly Compensated Employee".............................................................................6
   2.24 "Hour of Service".........................................................................................7
   2.25 "Non-Highly Compensated Employee".........................................................................7
   2.26 "Normal Retirement Age"...................................................................................7
   2.27 "Participant".............................................................................................7
   2.28 "Period of Severance".....................................................................................7
   2.29. "Plan"...................................................................................................7
   2.30 "Plan Administrator" or "Administrator"...................................................................7
   2.31 "Plan Year"...............................................................................................7
   2.32 "Qualified Nonelective Contributions".....................................................................7
   2.33 "Rollover Contributions" and "Rollover Contributions Account".............................................8
   2.34 "Service".................................................................................................8
   2.35 "Trust Agreement".........................................................................................8
   2.36 "Trustee".................................................................................................8
   2.37 "Trust Fund"..............................................................................................8
   2.38 "Valuation Date"..........................................................................................8

ARTICLE III ELIGIBILITY AND PARTICIPATION.........................................................................9
   3.1 Eligible Employees and Active Participation................................................................9
   3.2 Entry Date.................................................................................................9
   3.3 Adoption of Plan by Affiliated Companies...................................................................9

ARTICLE IV CONTRIBUTIONS.........................................................................................10
   4.1 Before-Tax Contributions and Account......................................................................10
   4.2 Change or Suspension of Participant Contributions.........................................................10
   4.3 Employer Contributions and Account........................................................................10
   4.4 Rollover Contributions and Account........................................................................12
   4.5 Qualified Nonelective Contributions.......................................................................13
   4.6 Exclusive Benefit of Employees............................................................................13
   4.7 Annual Limit on Before-Tax Contributions..................................................................14
   4.8 Section 401(k) Limit on Before-Tax Contributions..........................................................15
   4.9 Section 401(m) Limit on Employer Matching Contributions...................................................17
   4.10 Limitation on Annual Additions...........................................................................18

ARTICLE V  INVESTMENTS AND ACCOUNTS..............................................................................21
   5.1 The Investment Funds......................................................................................21
   5.2 Plan Accounting and Allocation of Investment Earnings and Losses..........................................22

ARTICLE VI  VESTING IN ACCOUNTS..................................................................................23
   6.1 Nonforfeitable Interest in Participant's Account..........................................................23
   6.2 Service...................................................................................................24
   6.3 Forfeiture of Employer Contributions Account..............................................................25
   6.4 Vesting on Transfer of Joint Ventures.....................................................................25
   6.5 Vesting on Termination of Employment Due to Closure of Employer's Office in Rolling Meadows, Illinois.....25
   6.6 Vesting on Termination of Employment Due to Closure of Employer's Facility in West Valley, Utah...........25

ARTICLE VII  DISTRIBUTIONS, WITHDRAWALS, AND LOANS...............................................................27
   7.1 Distributions Upon Termination of Employment or Disability................................................27
   7.2 Distribution Upon Death...................................................................................27
   7.3 In-Service Withdrawals....................................................................................28
   7.4 Due Date for Payments.....................................................................................30
   7.5 Loans.....................................................................................................31
   7.6 Eligible Rollover Distributions...........................................................................33
   7.7 Required Beginning Date...................................................................................34
   7.8 Payment Medium............................................................................................34

ARTICLE VIII  TOP HEAVY PROVISIONS...............................................................................35
   8.1 Application of Top-Heavy Provisions.......................................................................35
   8.2 Definitions...............................................................................................36
   8.3 Minimum Contribution......................................................................................38
   8.4 Limit on Annual Additions: Combined Plan Limit............................................................38

ARTICLE IX  ADMINISTRATION AND FINANCING.........................................................................40
   9.1 Plan Sponsor and Plan Administrator.......................................................................40
   9.2 Administrative Responsibilities...........................................................................40
   9.3 Plan Assets...............................................................................................40
   9.4 Contributions.............................................................................................41
   9.6 Incapacity................................................................................................41
   9.7 Indemnity for Liability...................................................................................42
   9.8 Claims and Inquiries......................................................................................42

ARTICLE X  AMENDMENT AND TERMINATION.............................................................................44
   10.1 Amendments to Conform with Law...........................................................................44
   10.2 Other Amendments and Termination.........................................................................44
   10.3 Form of Amendment........................................................................................44
   10.4 Limitations on Amendments................................................................................44
   10.5 Merger or Consolidation or Transfer......................................................................44

ARTICLE XI MISCELLANEOUS.........................................................................................45
   11.1 Gender and Number........................................................................................45
   11.2 Applicable Law...........................................................................................45
   11.3 Severability.............................................................................................45
   11.4 Headings.................................................................................................45
   11.5 No Enlargement of Employee Rights........................................................................45
   11.6 Special Rules Relating to Veterans' Reemployment Rights Under USERRA.....................................45
   11.7 Plan Supplements.........................................................................................47
   11.8 Plan Expenses............................................................................................47
   11.9 Nonassignability.........................................................................................47
   11.10 Missing Persons.........................................................................................47
   11.11 Withholding Taxes.......................................................................................48
   11.12 Statement of Account....................................................................................48

                     ARRIS GROUP, INC. EMPLOYEE SAVINGS PLAN
               (As Amended and Restated Effective January 1, 1997)

                                    ARTICLE I

                                    THE PLAN

         1.1 The Plan. Effective September 16, 1993, ANTEC Corporation was spun-off from Anixter, Inc. Effective as of January 1, 1994, ANTEC Corporation established the ANTEC Corporation Employee Savings Plan (the "Plan"), as an amendment and restatement of the Anixter, Inc. Employee Savings Plan (the "Anixter Plan"), and the assets and liabilities of the Anixter Plan attributable to employees of ANTEC Corporation were spun-off to this Plan.

         Keptel, Inc. and TSX Corporation are Affiliates of ANTEC Corporation. Effective as of October 1, 1998, ANTEC Corporation has amended and restated the Plan to incorporate into the Plan (i) all amendments made to the Plan subsequent to January 1, 1994; (ii) the Keptel, Inc. 401(k) Savings Plan (the "Keptel Plan") and all amendments thereto; and (iii) the TSX Corporation 401(k) Savings Plan (the "TSX Plan") and all amendments thereto. The assets and liabilities of the Keptel Plan and TSX Plan are to be transferred to this Plan as soon as practicable after such effective date.

         Effective as of January 1, 1999, ANTEC Corporation subsequently amended the Plan to reflect the merger of the Integration Technologies L.L.C. 401(k) Savings Plan (the "IT Plan") into this Plan, and the transfer of assets and liabilities of the IT Plan to this Plan.

         Effective as of January 1, 1997, Arris Group, Inc. (the "Company") has amended and restated the plan to reflect changes made by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997.

         Effective as of July 26, 2001, ANTEC Corporation subsequently has amended the Plan to reflect the merger of Broadband Transition Corporation with and into ANTEC Corporation. Also effective as of July 26, 2001, the name of the Plan is changed to the Arris Group, Inc. Employee Savings Plan.

         1.2 Applicability of the Plan. The provisions of this Plan are applicable to persons who are employed by the Company or an Affiliate on or after October 1, 1997.

         1.3 Purpose. The purpose of the Plan is to encourage Employees to accumulate capital on a regular and long-term basis to supplement retirement income. The Plan and Trust are intended to qualify as a plan and trust which meet the requirements of Code Sections 401(a), 401(k), and 501(a) and the provisions of ERISA. The Plan is intended to be a profit sharing plan within the meaning of Code Section 401(a).

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided.

         2.1 "Account" means a Participant's Before-Tax Contributions Account, Employer Contributions Account and Rollover Contributions Account, collectively or individually as the context indicates.

         2.2 "Active Participant" means an Eligible Employee who has satisfied the conditions of Section 3.2 of the Plan.

         2.3 "Affiliate" means any corporation that is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Company, any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Code Section 414(c), any organization that is a member of an affiliated service group (within the meaning of Code Section 414(m)) of which the Company is also a member, and any other entity required to be aggregated under Code Section 414(o).

         2.4 "Before-Tax Contributions" and the "Before-Tax Contributions Account" mean the contributions and account described in Section 4.1 of the Plan.

         2.5 "Beneficiary" means the person specified under Section 7.2 of the Plan.

         2.6 "Board of Directors" means the Board of Directors of the Company.

         2.7 "Break in Service" means a Period of Severance of at least twelve (12) consecutive months. A Break in Service shall be deemed to commence on the first day of the Period of Severance and shall be deemed to end on the day in which the Employee again performs an Hour of Service for the Company.

         Solely for purposes of determining whether a Break in Service has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the beginning of a Period of Severance and the absence is for maternity or paternity leave reasons, the date the Employee incurs a Break in Service shall be the second anniversary of the beginning of the Employee's Period of Severance. The period between the first and second anniversary of the beginning of the Period of Severance will not constitute Service. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the individual, (b) by reason of the birth of a child of the individual; (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; and (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         A Break in Service shall not be deemed to have occurred if, (a) the Employee is absent from employment with the Company by reason of service in the "uniformed services" (as that term is defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA")) for a period during which the Employee's reemployment rights are guaranteed by USERRA, and the Employee is reemployed by the Company under the terms of Section 4312 of USERRA; or (b) the Employee is absent on an approved leave of absence granted to the Employee on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for an Employer at the end of such leave of absence.

         2.8      "Code" means the Internal Revenue Code of 1986, as amended.

         2.9 "Company" means for periods prior to July 26, 2001, ANTEC Corporation, a Delaware corporation, and for periods beginning on and after July 26, 2001, Arris Group, Inc., a Delaware corporation.

         2.10 "Compensation" means an Employee's salary and bonus paid during a Plan Year and considered wages for federal income tax withholding, including any elective deferrals (as defined in Code Section 401(g)(3)), any deferrals made under any other retirement plan of the Company, any deferrals not included in the gross income of the Employee by reason of Code Section 125, and, effective for Plan Years beginning on or after January 1, 2001, any elective amounts not included in the gross income of an Employee by reason of Code
Section 132(f)(4). Notwithstanding the foregoing, Compensation shall not include reimbursements or other expense allowances (whether or not includible in gross income, and including but not limited to car allowances), cash or non-cash fringe benefits (including but not limited to contest prizes), moving expenses, welfare benefits (including but not limited to imputed income on life insurance coverage, unused and/or accrued vacation pay and severance pay), any distribution of stock, proceeds from the exercise of any stock options, stock appreciation rights, or any other stock or equity based annual incentive plan, tax equalization packages or imputed income attributed to the forgiveness of loans). In no event shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000, or such greater amount provided pursuant to Code Section 401(a)(17).

         2.11 "Compensation Reduction Agreement" means a written agreement between a Participant and an Employer under which the Employer reduces the Participant's Compensation with respect to services rendered after the execution of the agreement and the Employer agrees to contribute the amount of the reduction to the Plan on behalf of the Participant as a Before-Tax Contribution.

         2.12 "Disability" or "Disabled" means a medically determinable physical or mental condition for which the Participant has been determined to be entitled to disability benefits under the Company's long-term disability plan.

         2.13 "Eligible Employee" means each Employee of an Employer who is not included in one of the following excluded categories:

         (a) an Employee who is included in a unit of Employees covered by a collective bargaining agreement that does not provide that the Employee shall be eligible to participate in the Plan;

         (b) an Employee who is a nonresident alien with respect to the United States who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer or its Affiliates which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

         (c)      an Employee who is a "leased employee" as defined in Section
                  2.14.

         2.14 "Employee" shall mean any person who is employed in the United States by an Employer, whether or not such person is a citizen of the United States, and any person who is a citizen of the United States performing services in operations of an Employer located in a country other than the United States. To the extent required by Code Section 414(n), a leased employee (as defined below) shall be treated as an Employee, but shall not be eligible to participate in this Plan. Notwithstanding the preceding sentence, if a leased employee subsequently becomes an Employee of the Employer, the period during which the leased employee performed services for the Employer shall be taken into account for purposes of determining the Employee's Service for vesting under Section 6.1 unless: (a) such leased employee was a participant in a money purchase pension plan maintained by the leasing organization which provided a nonintegrated employer contribution rate of at least 10% of Compensation, immediate participation for all employees and full and immediate vesting; and (b) leased employees do not constitute more than 20% of the employer's nonhighly compensated workforce. A "leased employee" means any person who is not an Employee of the Employer, but who has provided services to the Employer on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization and such services have been performed under the primary direction and control of the Employer.

         A person who is not considered to be a leased employee and who is engaged as an independent contractor pursuant to a contract or agreement between such person and an Employer which designates him as an independent contractor or otherwise contemplates or implies that he will function as an independent contractor is not considered an Employee for purposes of the Plan. Only individuals who are paid as employees from an Employer payroll and treated by an Employer at all times as Employees shall be deemed Employees for purposes of the Plan, and no independent contractor shall be treated as an Employee under the Plan during the period he renders services to an Employer as an independent contractor. Any person retroactively or in any other way held or found to be a "common law employee" shall not be eligible to participate in the Plan for any period during which he was not treated as an Employee by an Employer and considered to be an "Employee" under this definition.

         2.15 "Employer" means the Company and any Affiliate participating in the Plan pursuant to Section 3.3.

         2.16 "Employer Contributions Account" means the account described in Section 4.3 of the Plan.

         2.17 "Employer Discretionary Contributions" mean the contributions described in Section 4.3(b) of the Plan.

         2.18 "Employer Matching Contributions" mean the contributions described in Section 4.3(a) of the Plan.

         2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.20 "Excess Deferrals" means the amount of a Participant's Before-Tax Contributions plus the amount of the Participant's elective deferrals under other cash or deferred arrangements described under Code Section 401(k), 408(k), or 403(b) that exceeds the limits described under Code Section 402(g).

         2.21 "Five-Percent Owner" means a "5-percent owner" within the meaning of Code Section 416(i)(1)(B).

         2.22 "Fund" means any investment fund established by the Company as an investment medium for the Trust Fund. The Company shall have the discretion to establish and terminate such investment funds as it shall deem appropriate.

         2.23     "Highly Compensated Employee" means an Employee who:

         (a) during the current Plan Year or preceding Plan Year was at any time a Five Percent Owner of the Company; or

         (b) during the preceding Plan Year received Compensation from the Company and Affiliates in excess of $80,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Code Section 414(q)), and, if elected by the Company, was in the top paid group of employees for such Plan Year. A participant is in the top paid group for such Plan Year if he is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation (as defined in Code
                  Section 414(q)(4)) paid during such Plan Year.

         2.24 "Hour of Service" means an hour for which an Employee is paid or entitled to payment by the Company for the performance of duties for the Company. Such Hours of Service shall be calculated pursuant to Department of Labor Regulations, 29 CFR ss. 2530.200b-2.

         2.25 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

         2.26 "Normal Retirement Age" means the date that a Participant attains age 65.

         2.27 "Participant" means an Employee who becomes a Participant under the provisions of Sections 3.1 and 3.2. An Employee, however, who has deposited a Rollover Contribution pursuant to Section 4.4 shall be deemed a Participant for purposes of the Plan to the extent that the provisions of the Plan apply to the Rollover Contribution Account of the Employee.

         2.28 "Period of Severance" means a continuous period of time during which an Employee is not employed by the Company. Such a period shall begin on the earlier of: (a) the day on which the Employee quits, retires, is discharged or dies; or (b) the first anniversary of the date on which the Employee separates from service with the Company for any reason other than the reasons set forth in clause (a) above, such as vacation, holiday, sickness, disability, leave of absence or layoff. A Period of Severance shall end on the date on which an Employee again performs an Hour of Service for the Company.

         2.29 "Plan" means the Arris Group, Inc. Employee Savings Plan, described herein and as it may be amended hereafter. Notwithstanding the forgoing, effective for periods prior to July 26, 2001, "Plan" shall mean the ANTEC Corporation Employee Savings Plan, described herein and as it may be amended hereafter.

         2.30 "Plan Administrator" or "Administrator" means the committee appointed by the Board of Directors of the Company to administer the Plan.

         2.31     "Plan Year" means the calendar year.

         2.32 "Qualified Nonelective Contributions" mean the contributions described in Section 4.5 of the Plan.

         2.33 "Rollover Contributions" and "Rollover Contributions Account" means the contributions and the account described in Section 4.4 of the Plan.

         2.34     "Service" means service as defined in Section 6.2 of the Plan.

         2.35 "Trust Agreement" means the agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

         2.36 "Trustee" means the corporation, or person acting as trustee under the Trust Agreement.

         2.37 "Trust Fund" means the assets held under the Trust Agreement forming a part of the Plan.

         2.38 "Valuation Date" means each business day on which the New York Stock Exchange is open.

         2.39 "Year of Service" means a 12-month period of employment commencing with an Employee's first day of employment or reemployment, as described in Section 6.2 of the Plan.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligible Employees and Active Participation. Each Employee who was a participant in the Plan as of July 26, 2001, shall continue as an Active Participant in this Plan on July 26, 2001, provided such Participant remains an Eligible Employee on that date. Each other Eligible Employee shall become a Participant according to Section 3.2 below.

         3.2 Entry Date. An Eligible Employee may become an Active Participant in the Plan as of the first day of any payroll period that starts on or after the first day of the month coincident with or following the completion of six (6) months of employment, provided that the Employee executes a Compensation Reduction Agreement to make Before-Tax Contributions, or elects to make Before-Tax Contributions in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator. A Participant shall cease to be an Active Participant when he is no longer an Eligible Employee.

         3.3 Adoption of Plan by Affiliated Companies. The Board of Directors of the Company shall have the right to certify to the Trustee that an Affiliate shall participate under the terms of this Plan as an Employer. Such Employers shall be listed in Appendix A. All subsidiaries of the Employers also shall be Employers unless the Company shall determine otherwise. An Employer is deemed to have designated the Company as its agent with respect to the Plan. An Employee of an Affiliate shall not be eligible to become an Active Participant pursuant to this Article III prior to the date the Affiliate becomes an Employer.

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1 Before-Tax Contributions and Account. Subject to Sections 4.7, 4.8, 4.9(e) and 4.10, an Active Participant may elect to reduce his Compensation by an amount equal to 1% of his Compensation or any greater whole percentage of his Compensation not in excess of an amount equal to 15% of his Compensation, by filing a Compensation Reduction Agreement, or in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator. The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the reduction in Compensation. The contribution shall be made as soon as administratively practicable but not later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash in the absence of the Compensation Reduction Agreement. The contribution shall be credited to the Participant's Before-Tax Contributions Account. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to Section 5.2 and Plan expenses chargeable under Section 11.8.

         4.2 Change or Suspension of Participant Contributions. An Active Participant may change or suspend contributions or change his Compensation Reduction Agreement by filing with the Administrator a form prescribed by the Administrator, or in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator. A change or suspension of contributions shall be effective as of the beginning of the first payroll period administratively practicable after the date the Administrator receives such form.

         4.3 Employer Contributions and Account. Subject to the limitations of Sections 4.9 and 4.10, the Employer shall contribute the following on behalf of each Active Participant:

         (a)      Employer Matching Contributions.

                  (i) For each payroll period occurring in any Plan Year ending on or before December 31, 1999, the Employer shall contribute the following amount on behalf of each Active Participant:

                           (A) For each Active Participant who is an Employee of the Company, an amount equal to 25% of the Before-Tax Contributions made on behalf of the Participant each payroll period, up to 6% of any such Participant's Compensation for such payroll period; that is, the maximum Employer Matching Contribution that may be made on behalf of any Participant is 1.5% of such Participant's Compensation.

                           (B) For each Active Participant who is an Employee of Keptel, Inc., an amount equal to: (I) 75% of the Before-Tax Contributions made on behalf of the Participant each payroll period; and (II) 50% of the Before-Tax Contributions made on behalf of the Participant each payroll period in excess of 4% of any such Participant's Compensation for such payroll period, up to 8% of such Participant's Compensation for such payroll period; that is the maximum Employer Matching Compensation that may be made on behalf of any Participant is 5% of such Participant's Compensation. The Employer may make an additional Employer Matching Contribution in an amount specified by its board of directors in its sole discretion.

                           (C) For each Active Participant who is an Employee of TSX Corporation, an amount equal to 50% of the Before-Tax Contributions made on behalf of the Participant each payroll period; that is, the maximum Employer Matching Contribution that may be made on behalf of any Participant is 3% of such Participant's Compensation.

                  (ii) For each payroll period occurring in any Plan Year beginning on or after January 1, 2000, the Employer shall contribute the following amount on behalf of each Active Participant:

                           (A) For each Active Participant who is an Employee of the Company and who has made an irrevocable election in accordance with Subsection 2.04(a) of the ANTEC Corporation Pension Plan to continue to accrue benefits thereunder on and after January 1, 2000, the amount described in Subsection 4.3(A)(i)(A) above.

                           (B) For each Active Participant who is an Employee of the Company and who has made an irrevocable election in accordance with Subsection 2.04(b) of the ANTEC Corporation Pension Plan to discontinue future benefit accruals thereunder after December 31, 1999, an amount equal to: (I) 100% of the first 1% of the Before-Tax Contributions made on behalf of the Participant for such payroll period; (II) 75% of the Before-Tax Contributions made on behalf of the Participant for such payroll period that are in excess of 1% but less than 6% of the Participant's Before-Tax Contributions; and
                                    (III) 50% of the Before-Tax Contributions made on behalf of the Participant for such payroll period that are in excess of 5% but less than 8% of such Participant's Before-Tax Contributions.

                           (C) For each other Active Participant not described in Subsection 4.3(a)(ii)(A) or (B) above, an amount equal to that described in 4.3(a)(ii)(B) above.

         (b)      Employer Discretionary Contributions.

                  (i) For each Eligible Employee who is an Employee of Keptel, Inc., the Employer may contribute to the Plan in any Plan Year an amount determined in the sole discretion of its board of directors. An Employer Discretionary Contribution for any Plan Year shall be allocated among all Eligible Employees who have satisfied the Service requirements of Section 3.1 and who are employed by Keptel, Inc. on the last day of the Plan Year for which the contribution is made, pro rata, according to the ratio that each Participant's Compensation for the Plan Year bears to the Compensation of all Participants.

                  (ii) For each Eligible Employee who is an Employee of TSX Corporation, the Employer may contribute to the Plan in any Plan Year an amount determined in the sole discretion of its board of directors. An Employer Discretionary Contribution for any Plan Year shall be allocated among all such Eligible Employees who have satisfied the Service requirements of Section 3.1 and who are employed by TSX Corporation on the last day of the Plan Year for which the contribution is made, pro rata, according to the ratio that each Participant's Compensation for the Plan Year bears to the Compensation of all Participants.

                  Contributions made pursuant to this Section 4.3 shall be credited to each Participant's Employer Contributions Account. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to Section 5.2 and Plan expenses chargeable under Section 11.8.

         4.4 Rollover Contributions and Account. An Eligible Employee who has received an Eligible Rollover Distribution (as defined in Section 7.6) may elect to deposit all or any portion (as designated by such Eligible Employee in writing to the Administrator) of the amount of such distribution as a "rollover contribution" to this Plan. A rollover contribution may be made only within sixty (60) days following the date the Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Code Section 408 if the Employee shall have made a timely deposit of the distribution in an individual retirement account). The Administrator shall establish rules and procedures to implement this Section 4.4, including, without limitation, such procedures as may be appropriate to permit the Administrator to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions and transfers. The amount contributed or transferred to the Trustee pursuant to this Section shall be placed in the Employee's Transfer Account for the benefit of the Employee. The Employee shall have a fully vested interest in the Adjusted Balance of his Transfer Account at all times and such account shall reflect its allocable share of the investment earnings, gains and losses (realized and unrealized) pursuant to Section 5.2 of the Plan, and Plan expenses chargeable under Section 11.8, and may be distributed at the same times and in the manner set forth in Article VII below. Notwithstanding the preceding provisions of this Section, the Trustee will not accept a transfer of an Employee's interest in a retirement plan of a former employer if it is determined that such acceptance would render this Plan a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan that provides for a life annuity form of payment to the Employee.

         4.5 Qualified Nonelective Contributions. The Employer may contribute to the Plan with respect to any Plan Year a Qualified Nonelective Contribution on behalf of Participants who are Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.9(a). Such Qualified Nonelective Contribution shall be allocated and credited to the Before-Tax Contribution Account of each Non-Highly Compensated Employee as of the Plan Year for which such contribution is made in the same proportion that each Non-Highly Compensated Employee's Compensation for the Plan Year bears to the total Compensation of all Participants who are Non-Highly Compensated Employees. Upon allocation to the Before-Tax Contribution Accounts of such Participants, the Qualified Nonelective Contribution shall be considered to be Before-Tax Contributions for all purposes of the Plan other than for purposes of
Section 7.3 and for purposes of determining the amount of Employer Matching Contributions made on such Participants' behalf pursuant to Section 4.3, and shall be subject to all of the provisions of the Plan regarding Before-Tax Contributions. The Employer shall pay to the Trustee its Qualified Nonelective Contributions with respect to a particular Plan Year within ninety (90) days after the end of such Plan Year.

         4.6 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section 4.6:

         (a) If a contribution under the Plan is conditioned on qualification of the Plan under Code Section 401 (a), and the Plan receives an adverse determination with respect to its qualification, the Trustee shall return to the Company, upon written request of the Company, the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

         (b) If a contribution is conditioned upon the deductibility of the contribution under Code Section 404, then to the extent the deduction is disallowed, the Trustee shall return the contribution (to the extent disallowed) to the Company, upon written request of the Company, within one year after the date the deduction is disallowed;

         (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall return the contribution or such portion to the Company, upon written request to Company, within one year after the date of payment to the Trustee; and

         (d) Earnings attributable to amounts to be returned to the Company pursuant to subsection (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (b) or (c) shall reduce the amount to be so returned.

         4.7      Annual Limit on Before-Tax Contributions. Notwithstanding
Section 4.1, the Before-Tax Contributions with respect to a Participant shall not exceed $9,500 (or such other amount specified by the Internal Revenue Service pursuant to Code Section 402(g)(5)) in any taxable year of the Participant. Amounts in excess of this limitation (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15th (or the next business day, if the applicable April 15th falls on a Saturday, Sunday, or holiday) of the taxable year which follows the taxable year in which the excess amount arises. Employer Contributions with respect to amounts which are repaid to a Participant shall be forfeited and treated in the manner prescribed under Section 6.3(d). Repaid Before-Tax Contributions with respect to Highly-Compensated Employees shall continue to be treated as Before-Tax Contributions for the purpose of Section 4.8. If the limitation in this Section 4.7 would be exceeded by the contribution of Excess Deferrals, the Administrator may distribute the amount of such excess (adjusted for gains and losses as provided by regulations) to the Participant no later than the April 15th (or the next business day following such April 15th, if the April 15th falls on a Saturday, Sunday, or holiday) following the calendar year in which the excess amount arises if the Participant provides the Administrator with a written claim requesting a refund of the excess. Employer Contributions with respect to amounts which are repaid to a Participant shall be forfeited and treated in the manner prescribed under Section 6.3(d). The Administrator may require additional proof regarding the existence of Excess Deferrals. Repaid Before-Tax Contributions shall continue to be treated as Before-Tax Contributions for the purpose of Section 4.8.

         4.8      Section 401(k) Limit on Before-Tax Contributions.

         (a) In General. Notwithstanding Section 4.1, Before-Tax Contributions for any Plan Year shall be limited to the extent necessary so that the Actual Deferral Percentage (as defined in subsection (b)) for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                  (i) the product of 1.25 and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees; or

                  (ii)     the lesser of:

                           (A) the product of two and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                           (B) the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees plus two percentage points.

                  If the limitation of this subsection is exceeded or is expected to be exceeded, the excess (or anticipated excess) may be eliminated pursuant to subsection (c) or (d).

                  If this Plan is combined with another plan for the purposes of Code Section 401(a)(4) or 410(b), which contains a cash or deferred arrangement within the meaning of Code Section 401(k), the elective contributions under both plans shall be combined for the purposes of this subsection. If a Highly Compensated Employee is a participant in two or more plans of the Company and Affiliates containing a cash or deferred arrangement within the meaning of Code Section 401(k), for purposes of determining the deferral ratio with respect to such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.

         (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (i) the amount of the Before-Tax Contributions and Qualified Nonelective Contributions (as described in
                           Section 4.5) actually paid over to the Trust on behalf of each such Employee for such Plan Year, to

                  (ii)     the Eligible Employee's Compensation for such Plan
                           Year.

                  For purposes of this Section 4.8, the Actual Deferral Percentage for Highly Compensated Employees shall be determined for the current Plan Year. The

                  Actual Deferral Percentage for the Non-Highly Compensated Employees shall be determined for the Plan Year preceding the current Plan Year, based on Eligible Employees who were Non-Highly Compensated Employees in such preceding Plan Year regardless of whether such Eligible Employees become Highly Compensated Employees in the current Plan Year or are no longer Eligible Employees in the current Plan Year.

         (c) Reductions During Plan Year. If the Administrator determines prior to the end of a Plan Year that the limitation of subsection (a) or Section 4.9(e) might not be satisfied, the Administrator may reduce the future Before-Tax Contributions of the Highly Compensated Employees (and the amount of the Compensation reductions) according to the procedure set forth in subsection (d) to the extent necessary to satisfy the limitation.

         (d) Reductions After End of Plan Year. If the Administrator determines after the end of a Plan Year that the limitation of subsection (a) has not been satisfied, the Administrator shall make reductions in the Before-Tax Contributions of the Highly Compensated Employees pursuant to the following procedure:

                  (i) The Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage for the Plan Year shall be reduced to the extent necessary to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the limitation of subsection (a) for such Plan Year.

                  (ii)     The dollar amount of each reduction made pursuant to
                           (i) next above shall be determined for each Highly Compensated Employee and all such dollar amounts for such Plan Year shall be aggregated.

                  (iii) The Before-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions for the Plan Year shall be reduced by the amount necessary to cause such Highly Compensated Employee's Before-Tax Contributions to equal the amount of Before-Tax Contributions of the Highly Compensated Employee with the next highest amount of Before-Tax Contributions for such Plan Year. This process shall be repeated until the total amount of Before-Tax Contributions so reduced equals the aggregate dollar amount determined in (ii) next above.

                  Reductions (adjusted for gains and losses) shall be paid to Participants not later than 12 months following the close of the Plan Year with respect to which the limitation of subsection (a) is exceeded. The amount to be paid shall be reduced by any amounts distributed to the Participant for the Plan Year under Section 4.7. Employer Contributions with respect to amounts which are repaid to a Participant shall be forfeited from the Participant's Account and treated in the manner prescribed under Section 6.3(d).

         4.9      Section 401(m) Limit on Employer Matching Contributions.

         (a) In General. Notwithstanding Section 4.3, Employer Matching Contributions for any Plan Year shall be limited to the extent necessary so that the Contribution Percentage (as defined in subsection (b)) for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                  (i) the product of 1.25 and the Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                  (ii)     the lesser of.

                           (A) the product of two and the Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                           (B)      the Contribution Percentage for the
                                    Non-Highly Compensated Employees who are
                                    Eligible Employees plus two percentage
                                    points.

                  If this Plan is combined with another plan for the purposes of Code Section 410(b) or 401(a)(4), both plans shall be combined for the purposes of this subsection. If the limitation of this subsection is exceeded or is expected to be exceeded, the excess (or the anticipated excess) may be eliminated pursuant to subsection (c) or (d).

         (b) Contribution Percentage. The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of:

                  (i) the Employer Matching Contributions paid on behalf of each such Employee for such Plan Year, to

                  (ii)     the Employee's Compensation for such Plan Year.

                  For purposes of this Section 4.9, the Contribution Percentage for Highly Compensated Employees shall be determined for the current Plan Year. The Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees shall be determined for the Plan Year preceding the cur-rent Plan Year, based on Eligible Employees who were Non-Highly Compensated

                  Employees in such preceding Plan Year regardless of whether such Eligible Employees become Highly Compensated Employees in the current Plan Year or are no longer Eligible Employees in the current Plan Year.

                  To the extent permitted by Treasury regulations the Administrator may elect to take into account Before-Tax Contributions and Qualified Nonelective Contributions in calculating the Contribution Percentage. If a Highly Compensated Employee is a participant in two or more plans of the Company or an Affiliate which allocates "matching contributions" or accepts "employee contributions" (as defined under Treasury regulations), for purposes of determining the contribution percentage with respect to such Employee, all plans shall be treated as one plan.

         (c) Reduction of Contributions During Plan Year. Subject to Treasury regulations, if the Administrator determines prior to the end of a Plan Year that the limitation of subsection (a) or (e) might not be satisfied, the Administrator may reduce the Employer Contributions of the Highly Compensated Employees in accordance with rules similar to those described in Section 4.8.

         (d) Reduction of Contributions After End of Plan Year. If the Administrator determines after the end of a Plan Year that the limitation of subsection (a) or (e) has not been satisfied, it shall make reductions in the contributions with respect to the Highly Compensated Employees pursuant to rules similar to those described in Section 4.8(d), subject to the provisions of Treasury regulations. Highly Compensated Employees affected shall forfeit all or a portion of such Employer Contributions, to the extent provided in Section 1.401(m)-l of the Treasury Regulations.

         (e) Restriction of "Multiple Use" of the Alternative Limitation. To the extent required by regulations issued under Code
                  Section 401(m)(9), the limits of this Section or Section 4.8 shall be applied in a manner that reflects any restrictions on the multiple use of the alternative limitation contained in paragraph of Section 4.8(a) and this subsection (a). Any such restriction on the multiple use of the alternative limitation shall be implemented pursuant to uniform rules to be adopted by the Administrator.

         4.10.    Limitation on Annual Additions.

         (a) General Limitation. Notwithstanding Sections 4.1 and 4.3, the Annual Addition (as defined in subsection (c) below) for a Participant shall not exceed the lesser of:

                  (i) $30,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1st of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or

                  (ii) 25% of the Participant's Compensation (as defined in subsection (d)).

         (b)      Coverage Under a Defined Benefit Plan.

                  (i) If a Participant is, or was, covered under a qualified defined benefit plan maintained by any Employer or Affiliate (as defined in subsection (d)), the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction may not exceed 1.0 in any Limitation Year (as defined in subsection
                           (d)).

                  (ii) The "Defined Benefit Fraction" is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by any Employer or Affiliate, and the denominator of which is the lesser of:

                           (A)      1.25 times the dollar limitation of Code
                                    Section 415(b)(1)(A) in effect for the
                                    Limitation Year, or

                           (B)      1.4 times the Participant's average
                                    Compensation for the three consecutive Plan
                                    Years that produces the highest average.

                           "Projected Annual Benefit" means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan if the Participant continued employment until Normal Retirement Age (or current age, if later) and the Participant's Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until Normal Retirement Age (or current age, if later).

                  (iii) The "Defined Contribution Fraction" is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all qualified defined contribution plans (whether or not terminated) maintained by any Employer or Affiliate for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with any Employer or
                           Affiliate:

                           (A) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) for such year, or

                           (B) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

                           In calculating the Defined Contribution Fraction, the Administrator may, at its discretion, make the election described in Code Section 415(e)(6).

                  (iv) Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2000, the provisions of Section 4.10(b) above shall be given no effect.

         (c) "Annual Addition" means the sum of the following amounts with respect to each Participant: Employer Matching, Discretionary and Qualified Nonelective Contributions, Before-Tax Contributions, forfeitures, excess amounts treated as Employer Contributions pursuant to subsection (e), and the Participant's after-tax contributions under other qualified defined contribution plans maintained by any Employer or Affiliate. Amounts allocated to a post-retirement medical account described in Code Section 415(l)(2) or 419A(d)(2) shall be treated as an annual addition when applying the dollar limitation of subsection (a)(1). Contributions do not fail to be Annual Additions because they are excess deferrals within the meaning of Code Section 402(g), excess contributions within the meaning of Code Section 401(k), or excess aggregate contributions within the meaning of Code
                  Section 401(m) which are distributed. Rollover contributions, restored forfeitures pursuant to Section 6.3(b), and loan payments shall not be considered in the calculation of an Annual Addition.

         (d) Additional Definitions. For the purpose of this Section, the following terms shall have the meanings set forth below:

                  (i)      "Affiliate" shall have the meaning prescribed in
                           Section 2.3 above, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code
                           Section 1563(a)(1).

                  (ii)     "Limitation Year" means the Plan Year.

                  (iii) "Compensation" as used in this Section means amounts actually paid during a Limitation Year which are the Participant's wages, salary, fees for personal services actually rendered in the course of employment with the Employer or an Affiliate, including amounts described in Treasury regulation ss.1.415-2(d)(1). For Plan Years beginning on or after January 1, 1998, "Compensation" shall include amounts which are reduced pursuant to a Compensation Reduction Agreement and other amounts described in regulation ss.1.415-2(d)(3). For Plan Years beginning on or after January 1, 2001, "Compensation" shall include amounts which are not includible in an Employee's gross income by reason of Code Section 132(f)(4). The Administrator may elect an alternative definition of

                           Compensation for purposes of this Section, as permitted under regulations governing Code Section 415.

         (e) Excess Amounts. If for any Limitation Year, it is necessary to limit the allocation of an amount to a Participant's Account to comply with subsection (a), the Plan shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the Before-Tax Contributions, if any made on behalf of the Participant and any earnings thereon. The Employer Matching Contributions with respect to such Before-Tax Contributions shall be placed in a suspense account and treated as a Forfeiture to be used in the manner prescribed in Section 6.3(d) in the next Limitation Year.

                  Effective for Plan Years ending on or before December 31, 1999, if the limitations of subsection (b) are exceeded, the accrued benefit of the Participant under the defined benefit plan shall be reduced to the extent necessary to satisfy the requirements of subsection (b).

                                    ARTICLE V

                            INVESTMENTS AND ACCOUNTS

         5.1 The Investment Funds. The Company from time to time shall direct the Trustee to maintain certain investment funds under the Trust Fund. Such investment funds as the Trustee, at the direction of the Company, shall maintain from time to time shall be referred to individually as an "Investment Fund" and collectively as the "Investment Funds." The Company may direct the Trustee to establish new Investment Funds, including and Investment Fund consisting of common stock of the Company, or to eliminate an Investment Fund from time to time, in the Company's sole discretion. An investment election form must be filed by each Participant at the time he becomes a Participant. In accordance with rules established by the Administrator, a Participant may elect by writing filed with the Administrator, or in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator, to have his Account balance invested in one or more of the Investment Funds in even multiples of 5%. If a Participant does not make the election described above within such reasonable period as may be determined by the Administrator, the Participant shall be deemed to have elected that his entire Account balances be invested in the Fund that is determined by the Administrator to be the most consistent with the preservation of capital. Amounts credited to a Participant's Account after his investment election shall be invested in accordance with that election, subject to any subsequent elections the Participant makes under (a) and (b) below.

         (a) Change in Investment Elections. A Participant may elect to change his investment election by writing filed with the Administrator, or in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator, preceding the Valuation Date for which such transfer is to be effective. Such change shall apply only with respect to contributions made by or on behalf of the Participant that are received by the Trustee after the Participant's election.

         (b) Elections to Transfer Balances Between Investment Funds. A Participant may elect at any time to transfer 5%, or an even multiple of 5%, of the balance in his Accounts in an Investment Fund from that Fund to another of the Investment Funds. Any such direction given to the Administrator shall be made in writing, or in such other method, such as telephone access provided by the record keeper, as prescribed by the Administrator, preceding the date for, which such transfer is to be effective. Any direction given to the record keeper shall be pursuant to rules it establishes, and shall be given no later than the close of business on the date preceding the date for which such direction is to be effective. The foregoing provisions of this subsection are contingent upon the availability, of transfers between Investment Funds under the terms of the investments made by each Investment Fund.

         5.2 Plan Accounting and Allocation of Investment Earnings and Losses. Accounts and Funds shall be valued as of each Valuation Date and accounting shall be performed on the basis of generally accepted accounting principles. The "adjusted net worth" of an Investment Fund as of any Valuation Date means the then net worth of that Investment Fund as determined by the Trustee in accordance with the provisions of the Trust Agreement. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion ("subaccount") of a Participant's Account maintained with respect to that Fund, in the same ratio that the value of his subaccount bears to the sum of the values of all Participants' subaccounts maintained with respect to that Fund.

                                   ARTICLE VI

                               VESTING IN ACCOUNTS

         6.1      Nonforfeitable Interest in Participant's Account.

         (a) A Participant shall have a nonforfeitable interest at all times in the total value of his Before-Tax Contributions Account and his Rollover Contributions Account.

         (b) A Participant who is an Employee of the Company shall have a nonforfeitable interest in his Employer Contributions Account if such Participant:

                  (i) is an Employee at any time on or after attaining the Normal Retirement Age;

                  (ii)     dies while an Employee;

                  (iii)    suffers a Disability while an Employee;

                  (iv) is an Employee when all contributions are completely discontinued; or

                  (v) is affected by a complete or partial termination of the Plan (within the meaning of Section 1.411(d)-2 of the Treasury regulations).

         (c) In all other cases, each Participant who earns an Hour of Service on or after January 1, 2000 shall have a nonforfeitable interest in his Employer Contributions Account according to the following schedule:

                                Years of Service       Nonforfeitable Percentage
                                ----------------       -------------------------
                                  Less than 1                     0%
                                       1                          20%
                                       2                          40%
                                       3                          60%
                                       4                          80%
                                       5                         100%

                  Notwithstanding the foregoing, an Employee who was a Participant and who did not complete an Hour of Service on or after January 1, 2001, automatically shall have the nonforfeitable percentage of his Employer Contributions Account determined according to whichever of the following vesting schedules produces the greater vesting: (i) the schedule provided above; or (ii) the provisions of the Plan in effect prior to July 26, 2001.

         6.2      Service.

         (a) Service shall mean an aggregated period of time commencing with an Employee's first day of employment or reemployment and ending on the first day of a Period of Severance. Effective as of October 1, 1998, an Employee shall be credited with a Year of Service upon completion of each 12 month period of employment with the Company or an Affiliate. An Employee shall also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of less than a year-shall be expressed in terms of days. If an Employee suffers a Break in Service and he is thereafter reemployed by the Company, his Service before such break shall be added to his Service after reemployment for purposes of determining his vested percentage in his Employer Contributions Account attributable to contributions made following his reemployment. Notwithstanding the preceding provisions of this Section, Service after a period of five consecutive Breaks in Service shall be disregarded for purposes of determining a Participant's nonforfeitable interest in his Employer Contributions Account attributable to contributions made prior to such period of five consecutive Breaks in Service.

         (b) Notwithstanding the foregoing provisions of this Section 6.2, the amount of Service earned by each Employee who was a Participant in the Plan at any time prior to January 1, 1998 (or June 1, 1998 in the case of an Employee of Keptel, Inc. or TSX Corporation, or January 1, 1999 in the case of an Employee of Integration Technologies L.L.C.) shall not be less than the amount of Service as calculated in accordance with the terms of the Plan as in effect immediately prior to such date.

         (c) Notwithstanding the foregoing provisions of this Section 6.2, the amount of Service earned by each Employee who is a Former Arris Employee (as that term is defined in Supplement E) shall include the greater of (i) the Hours of Service earned by the Former Arris Employee while employed by Arris or (ii) the amount of Service credited to the Former Arris Employee as calculated in accordance with the terms of the Nortel Plan as in effect immediately prior to such date.

         6.3      Forfeiture of Employer Contributions Account.

         (a) Upon a Distribution. A Participant shall forfeit the portion of his Employer Contributions Account that is not nonforfeitable pursuant to Section 6.1 if the Participant terminates employment with the Employer and all Affiliates.

         (b) Restoration of Forfeitable Amount. The amount of the forfeiture described in (a) above shall be restored if (i) the Participant is reemployed by an Employer or an Affiliate and performs an Hour of Service before incurring five consecutive Breaks in Service; and (ii) the Participant repays the amount of the distribution he received under this Article before the later of (A) his completion of five consecutive Breaks in Service or (B) the end of the five year period beginning on the later of the date on which he is notified in writing by the Committee of his repayment rights or his date of reemployment. The source for restoring forfeitures shall be current forfeitures earnings of the Trust Fund, and, if necessary, an additional Employer contribution.

         (c) Permanent Forfeiture. If a Participant incurs five consecutive Breaks in Service, he shall permanently forfeit the portion of his Employer Contributions Account that had not become nonforfeitable pursuant to Section 6.1.

         (d) Treatment of Forfeitures. Forfeitures shall be treated as though they are Employer Contributions in the following Plan Year under Section 4.3 and shall reduce the amount of the Employer Matching Contributions that otherwise would be required for such Plan Year.

         6.4 Vesting on Transfer of Joint Ventures. Each Employee who is transferred from employment with an Employer to employment with Systems Integration Venture, L.L.C. or Products Venture, L.L.C., shall become fully vested in his Employer Contributions Account under the Plan on the date of transfer.

         6.5 Vesting on Termination of Employment Due to Closure of Employer's Office in Rolling Meadows, Illinois. Each Participant whose employment with the Company or any Affiliate is terminated by the Company or such Affiliate due to the closure of the Company's facility in Rollin Meadows, Illinois, shall become fully vested in his Employer Contributions Account under the Plan on the date of termination.

         6.6 Vesting on Termination of Employment Due to Closure of Employer's Facility in West Valley, Utah. Each Participant whose employment with the Company or any Affiliate is terminated by the Company or such Affiliate due to the closure of the Company's facility in West Valley, Utah, shall become fully vested in his Employer Contributions Account under the Plan on the date of termination.

                                   ARTICLE VII

                      DISTRIBUTIONS, WITHDRAWALS, AND LOANS

         7.1 Distributions Upon Termination of Employment or Disability. A Participant who incurs a Break in Service prior to death or a Disability shall receive a lump sum distribution of the entire value of the nonforfeitable portion of his Account (as determined in Article VI):

         (a) as soon as practicable following the termination of employment or Disability, if the value of the nonforfeitable portion of the Participant's Account as of the Valuation Date which immediately follows the termination of employment is $5,000 or less ($3,500 or less for Plan Years ending on or before December 31, 1997), or

         (b) in any other case, in the month the Participant attains age 65, or if later, as soon as practicable following the date of termination of employment or Disability.

Notwithstanding, subsection (b), a Participant who terminates employment or incurs a Disability before attaining age 65 may elect in writing, pursuant to Administrator rules, to receive a lump sum distribution at a date earlier than that prescribed under subsection (b). The amount of a distribution shall be determined as of the Valuation Date which immediately precedes the date of distribution.

         7.2 Distribution Upon Death. If a Participant dies, the Participant's Beneficiary shall receive a cash lump sum distribution of the entire value credited to the Participant's Account as soon as practicable following the date of the Participant's death. The value of the distribution shall be determined as of the Valuation Date that is coincident with or immediately follows the date of the Participant's death.

         (a) Beneficiary. Subject to subsection (b), "Beneficiary" means the person or persons (who may be named contingently or successively), including a trust or an estate, designated by a Participant, to whom the Participant's Account is to be paid in the event of the Participant's death. Each designation will revoke all prior designations by the same Participant. Notwithstanding the foregoing, if a divorced Participant wishes to retain his former spouse as his designated Beneficiary, such Participant must re-designate the former spouse as designated Beneficiary subsequent to the date of the applicable divorce decree. A designation shall be made on a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator. If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the Account balance shall be payable to the Participant's estate.

         (b) Married Participants. Notwithstanding subsection (a), in the case of a married Participant, the Beneficiary shall be the Participant's spouse unless:

                  (i) the Participant has designated another person as the Beneficiary.

                  (ii) the spouse has consented to the designation of the specific nonspouse Beneficiary, including any class of Beneficiaries or any continent Beneficiaries.

                  (iii)    the spouse acknowledges the effect of such election.

                  (iv)     the spouse's consent is in writing, and

                  (v) the consent is witnessed by a notary, public or a representative of the Plan.

                  The spouse's consent shall not be required if the spouse cannot be located or if the Participant furnishes the Administrator a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence shall not be applicable to the extent provided in a qualified domestic relations order under Code Section 414(p).

         7.3 In-Service Withdrawals. Except as provided in this Section or in Section 7.7, there shall be no distribution to a Participant while he is an Employee of the Company or an Affiliate.

         (a) Hardship Withdrawals. A Participant may receive an in-service withdrawal of vested amounts credited to his Account if the withdrawal is on account of an immediate and heavy financial need constituting a hardship (as described in subsection
                  (a)(ii) and necessary to satisfy the need (as determined under subsection (a)(iii)). Hardship withdrawals shall be subject to the following restrictions:

                  (i) In no event shall a hardship withdrawal from a Participant's Before-Tax Account exceed the lesser of:

                           (A) the amount of the actual expense adjusted to take into account the expected federal and income tax liability (e.g., federal and state ordinary income taxes, the Code
                                    Section 72(t) early distribution tax), and

                           (B) the total Before-Tax Contributions made on behalf of the Participant (reduced by prior withdrawals) or, if less, the value of the Before-Tax Contributions Account.

                  (ii) A financial hardship shall be deemed to exist as a result of the following financial obligations:

                           (A) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section
                                    152) and expenses necessary to obtain
                                    medical treatment,

                           (B) the purchase (excluding mortgage payments) of a principal residence for the Participant,

                           (C) payment of tuition, related educational fees, and related room and board expenses for the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents, or

                           (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (iii) A distribution shall be deemed necessary to satisfy a financial need described in paragraph (ii) if the Company can reasonably rely on the Participant's representation that the need cannot be relieved:

                           (A) through reimbursement or Compensation by insurance or otherwise,

                           (B)      by reasonable liquidation of the
                                    Participant's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

                           (C) by cessation of voluntary contributions under this Plan or any other plan, or

                           (D) by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.

                           A Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

                  (iv) A Participant who receives a hardship distribution under this subsection (a) shall cease Before-Tax Contributions under this Plan and any other deferred compensation plans maintained by the Employer for 12 months after the date of receipt of such withdrawal. Such Participant also may not make Before-Tax Contributions to this Plan and any other deferred compensation plans maintained by the Employer for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship withdrawal.

         (b) Age 59 1/2 Withdrawals. A Participant may request an in-service withdrawal of the vested amounts credited to his Account if the Participant has attained age 59 1/2.

         (c) Age 55 Withdrawals. A Participant who was a participant in the TSX Plan on July 1, 1997 may request an in-service withdrawal of the vested amounts credited to his Employer Contributions Account as of October 1, 1998 if the Participant has attained age 55.

Any withdrawal shall be made first from the Participant's Rollover Contributions Account, second from the Employer Contributions Account (if vested), and third from the Participant's Before-Tax Contributions Account. Further, in no event shall the Plan make an in-service withdrawal of less than $500. For the purposes of this Section 7.3, the value of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the withdrawal.

         7.4 Due Date for Payments. Subject to subsection (a) below, payments to a Participant or Beneficiary shall be made as soon as practicable following the completion of the valuation process for the Valuation Date which determines the amount of the payment.

         (a) Limitation. Subject to subsection (b), payment of benefits to a Participant shall start no later than the earlier of:

                  (i) the Required Beginning Date (as specified in Section 7.7), or

                  (ii) the sixtieth day after the close of the Plan Year in which the latest of the following events occur:

                           (A) the attainment by the Participant of the Normal Retirement Age;

                           (B) the fifth anniversary of the date on which the Participant commenced active participation in the Plan; or

                           (C) the termination of the Participant's employment with all Employers and Affiliates.

         (b) Deferral to Ascertain Benefit or Locate Participant. If payment cannot be made on a date it is required to be made because the Administrator, after making, reasonable efforts, cannot locate a Participant or Beneficiary or the amount of the payment cannot be ascertained, a payment retroactive to the required date shall be made no later than 60 days after the earliest date on which the amount of the payment can be ascertained and the date on which the Participant or Beneficiary has been located.

         7.5 Loans. A Participant who is a "party in interest," as defined under Section 3(14) of ERISA, may request a loan from his Account by filing, a written request with the Administrator. The Administrator shall adopt such rules as it may deem necessary or appropriate to implement the provisions of this Section.

         (a) Funding of a Loan; Loan Accounts. Upon the approval of a loan request, the Administrator shall liquidate the Participant's investments until the amount of the loan has been reached. The order in which Accounts shall be liquidated shall be the Rollover Contributions Account, the Employer Contributions Account (if vested), and the Before-Tax Contributions Account. If the Account is invested in more than one Fund, the amount of a particular Fund which is to be liquidated shall be the product of the total amount to be liquidated under the account and a fraction with a numerator equal to the amount of the Account invested in the Fund and a denominator equal to the total balance credited to the Account. The Administrator at its discretion, may adopt a rule permitting a Participant to designate the Fund or Funds which shall be liquidated.

         (b) Frequency of Loans. No more than two loans may be made to a Participant in any Plan Year. If the Employer or an Affiliate maintains another qualified plan under which a Participant in this Plan has received a loan, such loan shall be treated as though it had been made under this Plan for the purposes of this subsection.

         (c) Loan Amount. The minimum loan amount shall be $500. The maximum amount of a loan shall not exceed the lesser of:

                  (i) $50,000 reduced by the highest outstanding balance of loans during the one-year period ending on the day before the date the loan is made, or

                  (ii) 50% of the nonforfeitable amount of the Participant's or Beneficiary's entire balance under all Accounts.

                  For the purpose of this subsection, Account values shall be determined as of the most recent Valuation Date within the 12-month period prior to the loan date, adjusted solely for distributions and contributions made after such Valuation Date but before the date of the loan.

         (d) Term of a Loan. The term of a loan shall be designated by the Participant (in full one-year periods), but shall not exceed five years, except that the term of the loan to a Participant used to acquire any dwelling unit that within a reasonable time after the loan is made is to be used (determined at the time the loan is made) as the principal residence of the Participant shall not exceed 10 years. The term of a loan shall expire on the date of the Participant's termination of employment from the Employer and all Affiliates, or his death if earlier.

         (e) Interest. A loan shall bear a reasonable rate of interest as determined by the Administrator. Such rate shall be determined by taking into account the interest rates being charged at the time the loan is granted on loans of a comparable nature. The interest rate shall be fixed for the entire term of the loan.

         (f) Payments. Repayment of the loan principal and payment of the interest thereon shall be made by approximately equal payments that will permit the loan to be fully amortized over the term selected by the Participant pursuant to subsection (d). Subject to Treasury regulations and Administrator rules, the preceding sentence shall not be applicable with respect to a period when a Participant is on a leave of absence without Compensation for up to one year. Required payments shall be made by payroll deductions in each payroll period. If a Participant's Compensation is insufficient to make such payments in full, the amount of the deficiency shall be paid by personal check (not less frequently than each quarter). A prepayment of the entire remaining balance of the loan and accrued interest may be made by personal check at any time without penalty. Loan repayments shall be invested in accordance with the Participant's current investment direction pursuant to Section 5.1.

         (g)      Promissory Note. A loan shall be evidenced by a promissory note in such form and containing such terms as the Administrator shall direct, subject to the provisions of this section.

         (h) Security and Default. A Participant's obligation to repay a loan and interest thereon shall be secured by his Loan Account. If a Participant fails to make a required payment and the Administrator determines that the loan is in default, the unpaid balance of the loan and accrued interest shall be deducted from the Loan Account until the total amount of the unpaid balance and accrued interest has been reached. The promissory note shall then be canceled. The amount deducted from the Loan Account shall be treated as a distribution to the Participant. No deduction shall be made with respect to the Before-Tax Contributions Account until an event which would entitle the Participant to a distribution from that Account.

         7.6 Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (a) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in cross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         7.7 Required Beginning Date. Notwithstanding the foregoing, a Participant shall receive a distribution of his Account not later than his Required Beginning Date. The Required Beginning Date shall mean April 1st of the calendar year following the later of.

         (a) the calendar year in which the Participant attains age 70 1/2, or

         (b) the calendar year in which he leaves the employ of the Company and all Affiliates, unless he is Five Percent Owner of the Company at any time during the five-Plan Year period ending in the calendar year in which the Participant attains age 70 1/2, in which case this subsection (b) shall not apply.

The preceding provisions of Section 7.7 will not apply to a Participant who reaches 70 1/2 on or after January 1, 1996 and prior to January 1, 1999, unless he elects to have such provisions apply to him. This election shall not be available to any Participant who is a Five Percent Owner of the Company at any time during the five-Plan Year period ending in the calendar year in which the Participant attains age 70 1/2. The Administrator shall notify any such Participant of his right to make such an election. Such election shall be made in writing, in the manner and at the time prescribed by the Administrator. If such election is not made by a Participant, his Required Distribution Date will be April 1st of the calendar year following the calendar year in which he attains age 70 1/2.

Notwithstanding the preceding and any Plan provision to the contrary, with respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January, 2001. This provision of the Plan shall remain in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

         7.8 Payment Medium. Distributions made pursuant to Sections 7.1 and 7.2 shall be made in cash; provided, however, that distributions of the portion of a Participant's Account accrued as of June 30, 1997 under the TSX Plan and invested in shares of Company common stock shall, at the election of the Participant, be made in cash or property.

                                  ARTICLE VIII

                              TOP HEAVY PROVISIONS

         8.1      Application of Top-Heavy Provisions.

         (a)      Single Plan Determination. Except as provided in subsection
                  (b)(ii), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60% of the amount of the Section 416 Accounts of all Participants and Beneficiaries, the Plan is top-heavy and the provisions of this Article shall become applicable.

                  If any individual has not performed services for an Employer or an Affiliate at any time during the five-year period ending on the Determination Date, the Section 416 Account of such individual or his Beneficiary shall be excluded from all computations under this Article. However, if such an individual returns to employment with an Employer or Affiliate, his Section 416 Account shall be included in calculations under this Section. The Section 416 Account of an individual who was a Key Employee but is not a Key Employee for the Plan Year containing the Determination Date and the preceding four Plan Years or the Section 416 Account of the Beneficiary of such an individual shall be excluded from all computations under this Article.

         (b)      Aggregation Group Determination.

                  (i) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the Plan is top-heavy and the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a participant or a beneficiary under such plan.

                  (ii) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Article shall not be applicable.

         (c) Calculations. The Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy. The Administrator may use a method which approximates the calculations described in this Section provided that it mathematically proves that the Plan is not top-heavy, such as a method which overstates the Section 416 Accounts with respect to Key Employees and understates the
                  Section 416 Accounts with respect to non-Key Employees.

         8.2      Definitions.

         (a) "Aggregation Group" means this Plan and all other plans (including a frozen plan) maintained by any Employer and its Affiliates which cover a Key Employee or his Beneficiary and any other plan which enables a plan covering a Key Employee or his Beneficiary to meet the requirements of Code Sections 401(a)(4) or 410. A terminated plan shall be included in an Aggregation Group if it was maintained by an Employer or an Affiliate within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact it was terminated, meet the conditions of the preceding sentence. In addition, at the election of the Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by any Employer or Affiliate if such expanded Aggregation Group meets the requirements of Code Sections 401(a)(4) and 410.

         (b)      "Compensation" means compensation as defined in Section
                  4.10(d).

         (c) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

         (d) "Key Employee" means an Employee (or a former or deceased Employee) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years, is:

                  (i) an officer of an Employer or an Affiliate having an annual Compensation for a Plan Year greater than 150% of the amount in effect under Code Section 415(c)(1)(A) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of:

                           (A)      50 Employees, or

                           (B) the greater of (I) three Employees or (II) 10% of the greatest number of Employees of the Employer and Affiliates for the Plan Year containing the Determination Date and the preceding four Plan Years;

                           shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period;

                  (ii) one of the ten Employees having an annual Compensation in excess of the amount in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) both more than a 1/2% interest in the Employer and the largest interests in an Employer;

                  (iii)    a Five Percent Owner of an Employer; or

                  (iv) a 1% Owner of an Employer having an annual Compensation of more than $150,000.

                  For the purpose of subsection (d)(1)(B)(ii), if 10% of the number of Employees is not an integer, the number shall be increased to the nearest integer. For the purpose of subsection (d)(ii), if two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest. For the purposes of subsections (d)(iii) and
                  (d)(iv), ownership shall be determined in accordance with Code
                  Section 416(i)(1)(B) and (C).

         (e)      "Section 416 Account" means the sum of.

                  (i) the amount credited to a Participant's or Beneficiary's Account under this Plan as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date (or his account under another qualified defined contribution plan which is part of an Aggregation Group) including uncontributed amounts due as of such Valuation Date but which are actually contributed on or before the Determination Date;

                  (ii) the present value of the accrued benefit credited as of a Determination Date to a Participant or Beneficiary, under a qualified defined benefit plan which is part of an Aggregation Group; and

                  (iii) the amount of distributions to the Participant or Beneficiary during the five-year period ending on the Determination Date, including a distribution under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group, and a distribution of Employee contributions, but excluding a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or that is contributed to a plan which is maintained by an Employer or an Affiliate: reduced by:

                  (iv) the amount of a rollover contribution (or similar transfer) which is accepted by this Plan (or a plan forming, part of an Aggregation Group) after December 31, 1983) and which was initiated by the Participant and derived from a plan not maintained by the Employer or an Affiliate, and the earnings on such rollover contribution.

         8.3      Minimum Contribution.

         (a) General. If this Plan is determined to be top-heavy, under the provisions of Section 8.1 with respect to a Plan Year. With respect to each Eligible Employee who is not a Key Employee and is an Employee on the last day of the Plan Year, the sum of Employer contributions (excluding, in the case of Non-Highly Compensated Employees, contributions to a qualified plan under a Compensation Reduction Agreement) and forfeitures reallocated to the Employee under all qualified defined contribution plans in the Aggregation Group shall not be less than 3% of such Employee's Compensation. This Section shall not be applicable with respect to an Employee who is also covered under a defined benefit plan maintained by an Employer or an Affiliate which provides the benefit specified by Code
                  Section 416(c)(1).

         (b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the Plan or the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his total Compensation for the year not in excess of $200,000, $150,000 for Plan Years beginning on or after January 1, 1994, (as adjusted by the Secretary of the Treasury under Code Section 416(d)). This subsection shall not apply if this Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan which is part of the Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

         8.4      Limit on Annual Additions: Combined Plan Limit.

         (a)      General. If this Plan is determined to be top-heavy under
                  Section 8.1, Section 4.10(b)(ii) and (iii) of this Plan shall be applied by substituting 1.0 for 1.25.

         (b)      Exception. Subsection (a) shall not be applicable if:

                  (i) Section 8.3 is applied by substituting "4%" for "3%", and

                  (ii) this Plan would not be top-heavy if "90%" is substituted for "60%" in Section 8.1.

         (c)      Transitional Rule. If, but for this subsection (c), subsection
                  (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Participant so long as there are:

                  (i) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Participant, and

                  (ii) no accruals under a qualified defined benefit plan for such Participant.

                                   ARTICLE IX

                          ADMINISTRATION AND FINANCING

         9.1 Plan Sponsor and Plan Administrator. The Company is the "plan sponsor" of the Plan. The Company has delegated all administrative responsibilities under this Article IX to a committee that shall be composed of not less than three individuals who may, but need not be Employees. This committee is the "plan administrator" of the Plan, as that term is used in ERISA and the Code, and shall be known as the Administrator.

         9.2 Administrative Responsibilities. The Administrator shall be the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Administrator shall make such rules, interpretations, and computations and take such other actions to administer the Plan as the Administrator may deem appropriate. The rules, interpretations, computations, and actions of the Administrator shall be binding and conclusive on all persons. In administering the Plan, the Administrator shall act in a nondiscriminatory manner to the extent required by Code Section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in ERISA Section 404(a)(1).

         9.3      Plan Assets.

         (a) Trust Agreement. The Company shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee or Trustees. The assets of the Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

         (b) Management of Plan Assets. The Administrator shall be a named fiduciary with respect to control and management of the assets of the Plan, and shall have the authority to: (i) appoint one or more Trustees to hold the assets of the Plan in trust and to enter into a Trust Agreement with each Trustee it appoints;
                  (ii) appoint one or more Investment Managers (within the meaning of ERISA Section 3(38)) for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints; and (iii) direct the investment of any Plan assets not assigned to an Investment Manager. Each Investment Manager shall acknowledge that it is a fiduciary under the Plan in writing delivered to the Administrator and the Trustee.

         (c) Trustees and Investment Managers. Each Trustee shall have the exclusive authority and discretion to control and manage the Plan assets held in trust by it, except to the extent that:
                  (i) the Administrator directs how those assets shall be invested; (ii) the Administrator allocates the authority to manage those assets to a committee or to one or more Investment Managers: or (iii) the Plan prescribes how those assets shall be invested. Each Investment Manager shall have the exclusive authority to manage, including the power to acquire and dispose of, the Plan assets assigned to it by the Administrator, except to the extent that the Plan prescribes how those assets shall be invested. In accordance with ERISA
                  Section 404(a)(1)(C), the Trustee and each Investment Manager shall be solely responsible for diversifying the investment of the Plan assets assigned to them by the Administrator, except to the extent that the Administrator directs or the Plan prescribes how those assets shall be invested.

         (d) Delegation of Responsibilities. The Administrator may engage such attorneys, actuaries, accountants, consultants, or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The Administrator may designate by written instrument (signed by both parties) one or more actuaries, accountants, consultants, or other persons to carry out, where appropriate, responsibilities of the Administrator.

         (e) Service in Several Fiduciary Capacities. Nothing in this section shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as the plan administrator and as a Trustee).

         9.4 Contributions. The Company and any Employer shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to terminate the Plan or the Employer to withdraw from the Plan. Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employers' contributions under the Plan.

         9.5 Expenses of Administration. The compensation of the Trustee, any reasonable and proper attorneys' or management fee incurred in the administration of the Trust Fund or other reasonable and proper Plan expenses shall be paid pursuant to Section 11.8.

         9.6 Incapacity. If, in the opinion of the Administrator, any Participant (or Beneficiary) becomes unable to handle properly any property distributable under the Plan, the Administrator may make any arrangement for distribution on such Participant's behalf that it determines will be beneficial to such Participant, including (without limitation) distribution to such Participant's guardian, conservator, spouse, or dependent, and such distribution so made shall be a complete discharge of the liabilities of the Plan with respect to the Participant.

         9.7 Indemnity for Liability. To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify any current or former officer, director, or employee of the Company, and each member of the committee acting as Administrator, against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company's approval, arising from such person's action or failure to act.

         9.8      Claims and Inquiries.

         (a) Application for Benefits. Applications for benefits and inquiries concerning the Plan or concerning present or future rights to benefits under the Plan shall be submitted to the Administrator in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after the death of a Participant, by the Participant's Beneficiary.

         (b) Denial of Application. In the event an application for benefits is denied in whole or in part, the Administrator shall notify the applicant in writing of the denial and the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific reference to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Administrator receives the application, unless special circumstances require further time for processing, and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Administrator receives the application.

         (c)      Review of Denied Claims.

                  (i) Review Panel. The Administrator shall from time to time appoint a panel (the "Review Panel") which shall consist of three individuals who may, but need not, be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

                  (ii) Request for Review. An applicant whose application for benefits is denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving written notice of the denial from the Administrator. The Administrator or the Company shall give the applicant or the representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents, or other materials as it may deem necessary or appropriate in making its review.

                  (iii) Decision on Review. The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel receives the request for a review. The Review Panel shall give prompt, written notice of its decision to the applicant and to the Administrator. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

                  (iv) Rules and Interpretations. The Review Panel shall adopt such rules, procedures, and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 9.8.

                  (v) Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant: (A) has submitted a written application for benefits in accordance with Section 9.8(a); (B) has been notified by the Administrator that the application is denied; (C) has filed a written request for a review of the application in accordance with subsection (c)(ii) above; and (D) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Administrator or the Review Panel has failed to take any action on the claim within the time prescribed by this Section.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

         10.1 Amendments to Conform with Law. The Company reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of this Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming the Plan to Code Section 401 or to any other present or future federal law relating to trusts and plans of this or similar nature, and to the administrative regulations promulgated pursuant to the Code and such laws.

         10.2 Other Amendments and Termination. The Company also reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable including, but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any Account balances. The Company further reserves the right to terminate this Plan at any time.

         10.3 Form of Amendment. Any such amendment shall be made by an instrument in writing, signed by a duly authorized officer or officers of the Company certifying that said amendment has been authorized by the Board of Directors of the Company.

         10.4 Limitations on Amendments. The provisions of this Article X are subject to the following restrictions:

         (a) No amendment shall operate either directly or indirectly to give an Employer any interest whatsoever in any fund or property held by the Trustee under the terms of this Plan, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries.

         (b) Except as permitted by Treasury regulations or to the extent necessary to conform to the laws and regulations described in
                  Section 10.1, no such amendment shall operate either directly or indirectly to deprive any Participant of the value of his nonforfeitable interest, the value of the Account as of the date of the amendment, or eliminate an optional form of benefit with respect to the Account value immediately prior to the amendment.

         10.5 Merger or Consolidation or Transfer. No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan shall occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Gender and Number. Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.

         11.2 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Georgia shall be the controlling law in all matters relating to the Plan.

         11.3 Severability. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

         11.4 Headings. The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.

         11.5 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or an Affiliate or to interfere with the right of the Employer or Affiliate to discharge or retire any Employee at any time.

         11.6 Special Rules Relating to Veterans' Reemployment Rights Under USERRA. Effective on and after December 12, 1994, the following special provisions of this Section shall apply to an Employee or Participant who is reemployed in accordance with the reemployment provisions of USERRA following a period of qualifying military service (as determined under USERRA):

         (a) Each period of qualifying military service served by an Employee or Participant shall, upon such reemployment, be deemed to constitute Service with the Employer for all purposes of the Plan, including determining the Participant's vested percentage in his Employer Contributions Account.

         (b) The Participant shall be permitted to make up Before-Tax Contributions missed during the period of qualifying military service. The Participant shall have a period of time beginning on the date of the Participant's reemployment with the Employer following his period of qualifying military service and extending over the lesser of (i) the product of three and the Participant's period of qualifying military service, and
                  (ii) five years, to make up such missed Before-Tax Contributions.

         (c) If the reemployed Participant elects to make up Before-Tax Contributions in accordance with paragraph (b) above, the Employer shall make any Employer Matching Contributions that would have been made on behalf of such Participant had the Participant made such Before-Tax Contributions during, the period of qualifying military service.

         (d) If the Employer made any Employer Discretionary Contributions or Qualified Nonelective Contributions to the Plan during the period of qualified in a military service, the Employer shall make an Employer Discretionary Contribution or Qualified Nonelective Contribution on behalf of the Participant upon the Participant's reemployment following his period of qualifying military service, in the amount that would have been made on behalf of such Participant had the Participant been employed during the period of qualifying military service.

         (e) The Employer shall not (i) credit earnings to a Participant's Account with respect to any Before-Tax, Employer Matching, Employer Discretionary or Qualified Nonelective Contribution before such contribution is actually made, or (ii) make up any allocation of forfeitures, with respect to the period of qualifying military service.

         (f) A reemployed Participant shall be entitled to accrued benefits attributable to Before-Tax Contributions only if such contributions are actually made.

         (g) For all purposes under the Plan, including the Employer's liability for making contributions on behalf of a reemployed Participant as described above, the Participant shall be treated as having received Compensation from the Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant's average rate of Compensation during the 11-month period immediately preceding such period.

         (h) If a Participant makes a Before-Tax Contribution or the Employer makes an Employer Matching, Employer Discretionary or Qualified Nonelective Contribution in accordance with the foregoing provisions of this Section 11.6:

                  (i) such contributions shall not be subject to any otherwise applicable limitation under Code Section 402(g), 404(a) or 415, and shall not be taken into account in applying such limitations to other Participant or Company contributions under the Plan or any other plan, with respect to the year in which such contributions are made, and such contributions shall be subject to these limitations only with respect to the year to which such contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

                  (ii) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 401(k)(11), 401(k)(11), 401(k)(12), 401(m), 410(b) or
                           416 by reason of such contributions.

         11.7 Plan Supplements. The provisions of the Plan may be modified by Supplements to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement.

         11.8 Plan Expenses. All expenses incident to the maintenance and administration of this Plan shall be paid by the Trust or by the Employer, as directed by the Company. Such expenses shall include, but not be limited to, fees of accountants, auditors, counsel, investment managers, custodians, and other specialists, and other costs of administering the Plan and Trust.

         11.9 Nonassignability. Except as provided in a qualified domestic relations order as defined in Code Section 414(p) or as otherwise permitted by Code Section 401(a)(13), no Account or benefit under this Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary). The Administrator shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified domestic relations order. In no event shall a domestic relations order be determined to be a qualified domestic relations order if it requires the Plan to make distributions to an alternate payee prior to the date that a Participant attains "earliest retirement age." Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date that a Participant attains "earliest retirement age" if the qualified domestic relations order provides that the Plan and the alternate payee may agree in writing to the earlier distribution, and the distribution is made pursuant to such a written agreement. "Earliest retirement age" means the earliest to occur of:

         (a)      the date the Participant terminates employment,

         (b)      the date the Participant attains age 50, or

         (c)      the date the Participant dies.

         11.10 Missing Persons. If the Administrator is unable to locate a proper payee within one year after an Account becomes payable, the Administrator may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be re-credited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this subsection shall be paid from current forfeitures, earnings of the Trust Fund, and if insufficient, from an additional Employer Contribution.

         11.11 Withholding Taxes. The Employer or Trustee may withhold from a Participant's Compensation or any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

         11.12. Statement of Account. As soon as practicable after the December 31 Valuation Date, or more frequently as the Administrator shall specify, each Participant will be furnished with a statement reflecting the condition of his Account in the Trust Fund as of such Valuation Date. No Participant shall have the right to inspect the records reflecting the Account of any other Participant.

         IN WITNESS WHEREOF, the Board of Directors of Arris Group, Inc. through its authorized officer has adopted the Arris Group, Inc. Employee Savings Plan this ____ day of ______________, 2001, to be effective as of January 1, 1997 (unless otherwise specified herein or required by law).

                                    ANTEC CORPORATION


                                    By:
                                        ----------------------------------------
                                        [Name]
                                        [Title]

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

The following Affiliates of the Company are eligible to participate in the Plan as of the specified Effective Date:

            Affiliate                    Effective Date
            ---------                    --------------

            Keptel, Inc.                 October 1, 1998

            TSX Corporation              October 1, 1998

                                  SUPPLEMENT A

                           Former Participants of the
              Itel Corporation Employees Capital Accumulation Plan

A-1. Special Provisions for the Former Participants of the Itel Corporation Employees Capital Accumulation Plan.

         (a) Applicability of the Plan. The provisions of the Plan shall become fully applicable to a person who was a participant or member of the Itel Corporation Employees Capital Accumulation Plan ("Prior Plan").

         (b) Accounts. The Account of a Participant who was covered under the Prior Plan shall also include an "After-Tax Contributions Account," a "Deductible Employee Contribution Account," and a "Pre-1980 Company Account" as defined under the terms of the Prior Plan as of January 1, 1992.

         (c) Vesting. Notwithstanding Article VI, a Participant who was covered under the Prior Plan shall have a nonforfeitable interest in his entire Account (including his Employer Contributions Account), regardless of his years of Service.

         (d)      In-Service Withdrawals. In lieu of the order provided under
                  Section 7.3, a withdrawal shall be made from the Account of a Participant who was covered under the Prior Plan in the following order: the After-Tax Contributions Account, the Rollover Contributions Account, the Pre-1980 Company Account, the Employer Contributions Account (to the extent vested), the Before-Tax Contributions Account, and the Deductible Employee Contributions Account.

         (e) Loans. In lieu of the order provided under Section 7.5(a), the order in which Accounts shall be liquidated shall be the After-Tax Contributions Account, the Rollover Contributions Account, the Pre-1980 Company Account, the Employer Contributions Account, and the Before-Tax Contributions Account, but not earnings accrued after December 31, 1988 on the Before-Tax Contributions Account (as determined by the Administrator).

                                  SUPPLEMENT B

                           Former Participants of the
                      TSX Corporation 401 (k) Savings Plan

B-1. Special Provisions for the Former Participants of the TSX Corporation 401(k) Savings Plan.

         (a) Applicability of the Plan. The provisions of the Plan shall become fully applicable to an Employee who was a participant in the TSX Corporation 401(k) Savings Plan (the "Prior Plan").

         (b) Accounts. The Plan Accounts maintained for each Employee who was a participant under the Prior Plan have been transferred to and merged with the Plan. Each Account so transferred from the Prior Plan shall continue under this Plan as a Prior Plan Before-Tax Contributions Account, a Prior Plan Employer Contributions Account or a Prior Plan Rollover Contributions Account (the "Prior Plan Accounts").

         (c) Vesting. Each Participant with a Prior Plan Account shall have his nonforfeitable interest in his Prior Plan Account determined in accordance with Article VI of the Plan (as if such Prior Plan Account were a comparable Plan Account).

         (d) In-Service Withdrawals. Each Participant with a Prior Plan Account may make in-service withdrawals in accordance with
                  Section 7.3 of the Plan (as if such Prior Plan Account were a comparable Plan Account).

         (e) Loans. A Participant may request a loan from his Prior Plan Account in accordance with Section 7.5 of this Plan.

         (f) Payment of Account Balances. Distribution of a Participant's Prior Plan Account shall be made in accordance with the provisions of Article VII.

         (g) Directed Investment. Each Participant with a Prior Plan Account may direct the investment of his Prior Plan Account in accordance with Article V of the Plan.

B-2. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement B, except that where the terms and provisions of the Plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern.

                                  SUPPLEMENT C

                           Former Participants of the
                        Keptel, Inc. 401(k) Savings Plan

C-1. Special Provisions for the Former Participants of the Keptel, Inc. 401(k) Savings Plan.

         (a) Applicability of the Plan. The provisions of the Plan shall become fully applicable to an Employee who was a participant in the Keptel, Inc. 401(k) Savings Plan (the "Prior Plan").

         (b) Accounts. The Plan Accounts maintained for each Employee who was a participant under the Prior Plan have been transferred to and merged with the Plan. Each Account so transferred from the Prior Plan shall continue under this Plan as a Prior Plan Before-Tax Contributions Account, a Prior Plan Employer Contributions Account or a Prior Plan Rollover Contributions Account (the "Prior Plan Accounts").

         (c) Vesting. Each Participant with a Prior Plan Account shall have his nonforfeitable interest in his Prior Plan Account determined in accordance with Article VI of the Plan (as if such Prior Plan Account were a comparable Plan Account).

         (d) In-Service Withdrawals. Each Participant with a Prior Plan Account may make in-service withdrawals in accordance with
                  Section 7.3 of the Plan (as if such Prior Plan Account were a comparable Plan Account).

         (e) Loans. A Participant may request a loan from his Prior Plan Account in accordance with Section 7.5 of this Plan.

         (f) Payment of Account Balances. Distribution of a Participant's Prior Plan Account shall be made in accordance with the provisions of Article VII.

         (g) Directed Investment. Each Participant with a Prior Plan Account may direct the investment of his Prior Plan Account in accordance with Article V of the Plan.

C-2. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement C, except that where the terms and provisions of the Plan and this Supplement C conflict, the terms and provisions of this Supplement C shall govern.

                                  SUPPLEMENT D

                           Former Participants of the
               Integration Technologies L.L.C. 401(k) Savings Plan

D-1. Special Provisions for the Former Participants of the Integration Technologies L.L.C. 401(k) Savings Plan.

         (a) Applicability of the Plan. The provisions of the Plan shall become fully applicable to an Employee who was a participant in the Integration Technologies L.L.C. 401(k) Savings Plan (the "Prior Plan").

         (b) Accounts. The Plan Accounts maintained for each Employee who was a participant under the Prior Plan have been transferred to and merged with the Plan. Each Account so transferred from the Prior Plan shall continue under this Plan as a Prior Plan Before-Tax Contributions Account, a Prior Plan Employer Contributions Account or a Prior Plan Rollover Contributions Account (the "Prior Plan Accounts").

         (c) Vesting. Each Participant with a Prior Plan Account shall have his nonforfeitable interest in his Prior Plan Account determined in accordance with Article VI of the Plan (as if such Prior Plan Account were a comparable Plan Account); provided that the following provisions shall apply in lieu of the provisions of Section 6.1(c) of the Plan:

                  (i) A Participant shall have a nonforfeitable interest in his Prior Plan Employer Contributions Account according to the following schedule:

                                     Years of Service       Nonforfeitable
                                     ----------------         Percentage
                                                            --------------

                                       Less than 1                 0%
                                            1                     50%
                                            2                     75%
                                        3 or more                100%

                  (ii) Notwithstanding subsection (i) above, each Participant in the Prior Plan as of August 31, 1997 shall have a nonforfeitable interest in amounts held in his Prior Plan Employer Contributions Account as of such date. Each such Participant shall have a nonforfeitable interest in amounts credited to his Prior Plan Employer Contributions Account on and after September 1, 1997 in accordance with subsection
                           (i) above.

                  (iii) Notwithstanding subsections (i) and (ii) above, each Participant in the Prior Plan as of March 31, 1998 shall have a nonforfeitable interest in amounts held in his Prior Plan Employer Contributions Accounts as of such date.

                  (iv) Notwithstanding the foregoing, the Service of a Participant who is transferred to employment with an Employer from employment with Tele-Communications, Inc. (and subsidiaries) or the Company (and subsidiaries) shall include Hours of Service earned while employed by Tele-Communications, Inc. (and subsidiaries) or the Company (and subsidiaries).

         (d) In-Service Withdrawals. Each Participant with a Prior Plan Account may make in-service withdrawals in accordance with
                  Section 7.3 of the Plan (as if such Prior Plan Account were a comparable Plan Account).

         (e) Loans. A Participant may request a loan from his Prior Plan Account in accordance with Section 7.5 of this Plan.

         (f) Payment of Account Balances. Distribution of a Participant's Prior Plan Account shall be made in accordance with the provisions of Article VII.

         (g) Directed Investment. Each Participant with a Prior Plan Account may direct the investment of his Prior Plan Account in accordance with Article V of the Plan.

D-2. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement D, except that where the terms and provisions of the Plan and this Supplement D conflict, the terms and provisions of this Supplement D shall govern.

                                  SUPPLEMENT E

                   Former Employees of Arris Interactive, LLC

E-1.     Special Provisions for Former Employees of Arris Interactive, LLC.

         (a) Applicability of the Plan. The provisions of the Plan shall become fully applicable to an Employee who is hired by an Employer on or after July 26, 2001 and who, prior to such employment by such Employer, was an employee of Arris Interactive, LLC ("Arris") (such Employees are hereafter referred to as "Former Arris Employees").

         (b) Participation. Notwithstanding the provisions of Section 3.2, Former Arris Employees who are former participants in the Northern Telecom Inc. Long Term Investment Plan shall be eligible to participate in the Plan as of the date of initial employment with an Employer.

         (c) Service. Former Arris Employees shall be given credit for Years of Service with Arris for purposes of participation and vesting under the Plan.

E-2. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement E, except that where the terms and provisions of the Plan and this Supplement E conflict, the terms and provisions of this Supplement E shall govern.